EXHIBIT 10.3


                    AMENDMENT TO PLACEMENT AGENT AGREEMENT


           This Amendment ("Amendment") to the Placement Agent Agreement (the "Original Placement Agent Agreement"), made as of October 7, 2005, by and between Carrington Laboratories, Inc., a Texas corporation (the "Company"), and Stonewall Securities, Inc., a Texas corporation (the "Placement Agent"), is entered into this 8th day of November 2005.

           WHEREAS, Section 8(g) of the Original Placement Agent Agreement states that it may only be amended by a writing signed by both the Company and the Placement Agent; and

           WHEREAS, both the Company and the Placement Agent desire to amend the Original Placement Agent Agreement as set forth in this Amendment.

           NOW, THEREFORE, for due and valuable consideration and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

           1. The Original Placement Agent Agreement is hereby amended by striking out Section 7 in its entirety and submitting, in lieu of such section, the following:

           "Compensation: The Company shall pay to the Placement Agent or its designees a cash commission with respect to subscriptions received by the Company as to which the payments and deliveries are made equal to 6.0% of the aggregate principal amount of the Notes issued by the Company in the Offering. Notwithstanding the foregoing, the Company shall not be obligated to pay any commission to the Placement Agent or its designees, unless the subscription and payment received by the Company resulted exclusively from the efforts of the Placement Agent. In the event that the aggregate principal amount of the Notes issued by the Company in the Offering (for which subscriptions and payments received by the Company resulted from the exclusive efforts of the Placement Agent) equals or exceeds $2,500,000, then the Company shall issue to the Placement Agent or its designees Warrants to purchase 200,000 shares of the Company's Common Stock. The Warrants shall be exercisable, in whole or in part, at a price which equals the greatest of (i) the closing bid price for shares of the Common Stock on the Nasdaq National Market as reported by Bloomberg Financial L.P. (the "Closing Price") for the trading day immediately preceding the execution and delivery of the Promissory Note and Warrant Purchase Agreement by and among the Company and the parties named therein on Schedule 1, as purchasers, entered into in connection with the Offering plus $0.75, (ii) the Market Price (defined below) plus $0.75 and (iii) $5.00. If the Closing Price is greater than or equal to $10.00 per share for twenty (20) consecutive trading days, the Warrants are manditorily exercisable and must be exercised within ten
 (10) trading days after the twentieth day that the Closing Price is above $10.00. If the Warrants are not so exercised, they shall be forfeited.
 The Warrants will expire upon the fourth anniversary of the Notes. The compensation payable under this Section 7 shall be payable within thirty
 (30) days after the consummation of the Offering.

           "Market Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange (each, a "Trading Market"), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Placement Agent and reasonably acceptable to the Company."

           2. Except as expressly set forth in this Amendment, all of the terms and provisions of the Original Placement Agent Agreement shall remain unmodified and in full force and effect, and the Original Placement Agent Agreement shall be read together and construed with the applicable sections of this Amendment.

           3. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                               CARRINGTON LABORATORIES, INC.

                               By:
                                  --------------------------
                                   Name:  Carlton E. Turner
                                   Title:  President and CEO



                               STONEWALL SECURITIES, INC.

                               By:
                                  --------------------------
                                   Name:  Sam Wilson
                                   Title:  President